Exhibit 1.1

UNDERWRITING AGREEMENT

September 24, 2019

BOFA SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

As Representatives of the several Underwriters

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Broadcom Inc., a Delaware corporation (the “Issuer”), proposes to (i) issue and sell to the several Underwriters named in Schedule A (the “Underwriters”), for whom BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”), acting severally and not jointly, the respective amounts set forth in such Schedule A of the Issuer’s 8.00% Mandatory Convertible Preferred Stock, Series A, par value $0.001 per share (the “Mandatory Convertible Preferred Stock”) (the “Initial Securities”) and (ii) grant to the Underwriters, acting severally and not jointly, an option to purchase all or any part of an additional 487,500 shares of its Mandatory Convertible Preferred Stock (the “Option Securities” and together with the Initial Securities, the “Securities”) if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Option Securities granted to the Underwriters pursuant to Section 2 hereof. The Mandatory Convertible Preferred Stock will be convertible into a variable number of shares of the Issuer’s common stock, $0.001 par value per share (the “Common Stock”). Such Common Stock of the Issuer into which the Securities are convertible is hereinafter referred to as the “Conversion Securities.”

The terms of the Mandatory Convertible Preferred Stock will be set forth in the Certificate of Designations (the “Certificate of Designations”) to be filed by the Issuer with the Secretary of State of the State of Delaware as an amendment to the Issuer’s Amended and Restated Certificate of Incorporation.

The Issuer understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Issuer has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-225648) covering the public offering and sale of certain securities, including the Securities and the Conversion Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Issuer will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 11:30 P.M., New York City time, on September 24, 2019 or such other time as agreed by the Issuer and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Issuer, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Issuer’s records pursuant to Rule 433(g) or (iv) the Final Term Sheet (as defined below).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time and the most recent preliminary prospectus (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time all considered together.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.    Representations and Warranties. The Issuer hereby represents and warrants to each Underwriter that, as of the date hereof, the Applicable Time, as of the Closing Date and any Date of Delivery (as defined below):

(a)    Registration Statement and Prospectuses. The Issuer meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Issuer on such automatic shelf registration statement. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the Issuer’s knowledge, contemplated by the Commission. The Issuer has complied with each request (if any) from the Commission for additional information.

The Registration Statement, at the time of its effectiveness, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, the Applicable Time, the Closing Date and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Date and any Date of Delivery complied and will comply in all material respects with the requirements of the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(b)    Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, on the Closing Date or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, neither (A) the Pricing Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the Pricing Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), on the Closing Date or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Pricing Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only such information furnished by any Underwriter consists of the information in the third paragraph under the heading “Underwriting (Conflicts of Interest)” and the information in the three paragraphs under the heading “Underwriting (Conflicts of Interest)—Price Stabilization and Short Positions” (collectively, the “Underwriter Information”).

(c)    Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Issuer or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(d)    Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, and (D) as of the Applicable Time, the Issuer was and is a “well-known seasoned issuer” (as defined in Rule 405).

(e)    Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Issuer was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an ineligible issuer.

(f)    The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Issuer.

(g)    Authorization of the Securities. The Securities to be purchased by the Underwriters from the Issuer have been duly authorized for issuance and sale by the

Issuer and, when the Securities are issued and delivered pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and will have the rights, preferences and priorities set forth in the Issuer’s Amended and Restated Certificate of Incorporation (including the Certificate of Designations) and the issuance of such Securities will not be subject to any preemptive or similar rights.

(h)    Conversion Securities. Upon issuance of the Securities in accordance with this Agreement and the Certificate of Designations, the Securities will be convertible into the Conversion Securities in accordance with the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations; a number of Conversion Securities (the “Maximum Number of Conversion Securities”) equal to the sum of (x) the product of (i) the actual number of Securities issued and sold hereunder, and (ii) the initial Maximum Conversion Rate (as such term is defined in the Pricing Disclosure Package) and (y) the product of (i) the actual number of Securities issued and sold hereunder, and (ii) the maximum number of shares of Common Stock that would be added to the Conversion Rate (as such term is defined in the Pricing Disclosure Package) assuming (A) the Issuer paid no dividends on the Securities prior to the Mandatory Conversion Date (as such term is defined in the Pricing Disclosure Package); (B) the Floor Price (as such term is defined in the Pricing Disclosure Package) is greater than 97% of the relevant Average Price (as such term is defined in the Pricing Disclosure Package); and (C) no adjustments are made to the Floor Price before the Mandatory Conversion Date pursuant to the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations, has been duly authorized and, upon issuance of such Securities pursuant hereto, will be reserved for issuance by all necessary corporate action of the Issuer; all Conversion Securities, when issued upon such conversion or delivery (as the case may be) in accordance with the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations, will be duly authorized, validly issued, fully paid and nonassessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus and will not be subject to any preemptive or similar rights under the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation or any agreement to which the Issuer is a party.

(i)    Authorization of the Certificate of Designations. The Certificate of Designations will have been duly authorized, executed and delivered by the Issuer and duly filed with the Secretary of State of the State of Delaware on or before the Closing Date. The holders of the Mandatory Convertible Preferred Stock will have the rights set forth in the Certificate of Designations upon filing of the Certificate of Designations with the Secretary of State of the State of Delaware.

(j)    Registration Rights. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Issuer under the 1933 Act pursuant to this Agreement.

(k)    Accuracy of Statements. The statements in each of the Registration Statement, the Pricing Disclosure Package, and the Prospectus under the captions (i) “Description of Mandatory Convertible Preferred Stock,” and “Description of Capital Stock” insofar as such statements purport to constitute a summary of the terms of the Mandatory Convertible Preferred Stock, the Common Stock (including the Conversion Securities), the Issuer’s authorized but unissued preferred stock, or the Issuer’s Amended and Restated Certificate of Incorporation (including the Certificate of Designations) or Amended and Restated Bylaws, and insofar as they purport to describe the provisions of the documents referred to therein and (ii) “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders of Common Stock” insofar as such statements purport to describe the provisions of the laws and documents referred to therein (and based on such facts and subject to the qualifications, assumptions and limitations set forth therein), accurately present and summarize in all material respects, the matters referred to therein.

(l)    No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus (exclusive of any amendment or supplement thereto) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the financial condition or in the earnings, business or results of operations of the Issuer and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

(m)    Independent Registered Public Accounting Firm. (i) PricewaterhouseCoopers LLP, which expressed its opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of the Issuer and its subsidiaries filed with the Commission and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”) and (ii) KPMG LLP, which expressed its opinion with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules of CA, Inc. (“CA”) and its subsidiaries filed with the Commission and incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is an independent registered public accounting firm within the meaning of the 1933 Act, the 1934 Act and the rules of the PCAOB.

(n)    Preparation of the Financial Statements. The financial statements, together with the related schedules and notes, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified, subject, in the case of unaudited interim statements, to normal year-end adjustments. Such financial statements comply as to form with the accounting requirements of the 1933 Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial statements of the Issuer and its subsidiaries, together with the related schedules and notes, incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared, in all material respects, in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Except as included therein, no historical or pro forma financial statements or related schedules and notes are required to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o)    Incorporation and Good Standing. Each of the Issuer and the Issuer’s significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X) (collectively, the “Significant Subsidiaries”) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership, exempted company or exempted limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, in the case of the Issuer, to enter into and perform its obligations under this Agreement, except where the failure of the Issuer or a Significant Subsidiary to be in good standing would not reasonably be expect to result in a Material Adverse Change. Each of the Issuer and its Significant Subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(p)    Capitalization. The outstanding shares of capital stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Issuer, including the Securities to be purchased by the Underwriters from the Issuer, were issued in violation of the preemptive or other similar rights of any securityholder of the Issuer.

(q)    Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Issuer nor any of the Issuer’s Significant Subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under its charter or by-laws, or (ii) in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject (each, an “Existing Instrument”), except, with respect to clause (ii) only, for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

The execution, delivery and performance of this Agreement by the Issuer, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and by the Certificate of Designations, and by the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Securities, the use of the proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” and the issuance of a number of Conversion Securities equal to the Maximum Number of Conversion Securities issuable by the Issuer in accordance with the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations) (A) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Issuer or any Significant Subsidiary of the Issuer, (B) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument and (C) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of its or their properties, except, with respect to clauses (B) and (C) only, for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges, encumbrances, consents or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Issuer or any of its subsidiaries the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuer or any of its subsidiaries.

(r)    No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by the Issuer, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and by the Certificate of Designations and by the Registration Statement, the Pricing Disclosure Package or by the Prospectus, including the issuance and sale of the Securities and the issuance of a number of Conversion Securities equal to the Maximum Number of Conversion Securities issuable by the Issuer in accordance with the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations, except such as have been obtained or made and are in full force and effect or as may be required by applicable securities laws of the several states of the United States or provinces of Canada.

(s)    No Material Actions or Proceedings. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Issuer’s knowledge, threatened against the Issuer or any of its subsidiaries, which, if determined adversely, would reasonably be expected to, individually or in the aggregate, result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(t)    Intellectual Property Rights. The Issuer and each of its subsidiaries own or possess adequate rights to use all material intellectual property, including all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for, used or held for use in the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and, except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, have not received any notice of any claim of conflict with, any such rights of others that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Issuer has not received notice and is not otherwise aware of any material pending or threatened claim to the contrary or any material pending or threatened challenge by any other person to the Intellectual Property rights of the Issuer and its subsidiaries.

(u)    All Necessary Permits, etc. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Issuer and each Significant Subsidiary possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where failure to possess would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(v)    Tax Law Compliance. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Issuer and each Significant Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns in a timely manner or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except as may be being contested in good faith and by appropriate proceedings, or except where a default to make such filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(w)    The Issuer is not an “Investment Company.” The Issuer is not and, upon the issuance and sale of the Securities as herein contemplated, the issuance and delivery of the Conversion Securities in accordance with the terms set forth in the Certificate of Designations, and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x)    No Price Stabilization or Manipulation. The Issuer has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(y)    Compliance with Sarbanes-Oxley. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, there is no failure on the part of the Issuer or, to the Issuer’s knowledge, any of the Issuer’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(z)    Accounting Systems. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Issuer and its subsidiaries maintain effective internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the 1934 Act.

(aa)    Disclosure Controls and Procedures. The Issuer and its subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Issuer and its subsidiaries is made known to the chief executive officer and chief financial officer of the Issuer by others within the Issuer or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system.

(bb)    Internal Controls and Procedures. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, the Issuer and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)    No Material Weakness in Internal Control. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, since the end of the Issuer’s and its subsidiaries’ most recent audited fiscal year, there has been (i) no significant changes in the Issuer’s internal control over financial reporting that have materially adversely affected or are reasonably likely to materially and adversely affect the Issuer’s internal control over financial reporting and (ii) no material weakness in the Issuer’s internal control over financial reporting (whether or not remediated).

(dd)    Compliance with and Liability Under Environmental Laws. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) neither the Issuer nor any Significant Subsidiary is in violation of any federal, state, local or foreign law, regulation, order, permit or other requirement relating to protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”); (ii) the Issuer and any Significant Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements in all respects; (iii) there are no pending or, to the Issuer’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Laws against the Issuer or any Significant Subsidiary; and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Issuer or any Significant Subsidiary relating to Materials of Environmental Concern or Environmental Laws.

(ee)    No Unlawful Contributions or Other Payments. None of the Issuer, any of its subsidiaries or, to the Issuer’s knowledge, any director, officer, agent, employee or controlled affiliate of the Issuer or any of its subsidiaries is aware of, has taken any action directly or indirectly in the past five years, or any action directly or indirectly at any time for which the applicable statute of limitations has been tolled for whatever reason, (i) in furtherance of an unlawful offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any government official including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing or any political party or official thereof or any candidate for political office; (ii) in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or giving of any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit; or (iii) in violation of any provision of, or rule or regulation instituted under, the Foreign Corrupt Practices Act of 1977, Bribery Act 2010 of the United Kingdom or any similar anti-bribery or anti-corruption law or rule or regulation applicable to the Issuer or any of its subsidiaries.

(ff)    No Conflict with Money Laundering Laws. The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened.

(gg)    No Conflict with Sanctions Laws. Neither the Issuer nor any of its subsidiaries nor, to the Issuer’s knowledge, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries is currently subject to or the target of any sanctions administered or enforced by the United States government, including, without limitation, by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, the “Sanctions”), nor is the Issuer or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (each a “Sanctioned Country”); and the Issuer will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, (i) to fund, finance or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or in or with any Sanctioned Country or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(hh)    Cybersecurity. Except as disclosed in the Pricing Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (A) to the Issuer’s knowledge, there has been no security breach or unauthorized access to any of the Issuer’s or its subsidiaries’ information technology and computer systems (“IT Systems”) that has resulted in the unauthorized access, use, disclosure, misappropriation, or modification of any data or information stored therein, (B) the Issuer and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy and security of the IT Systems and the data stored therein and to the protection of such IT Systems and data from unauthorized use, access, misappropriation or modification; and (C) the Issuer and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safe-guards to maintain and protect the integrity and security of their IT Systems and the data stored therein consistent in all material respects with industry standards and practices and as required by applicable regulatory standards.

Any certificate signed by an officer of the Issuer and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Issuer to each Underwriter as to the matters set forth therein.

SECTION 2.    Purchase, Sale and Delivery of the Securities.

(a)    Initial Securities. The Issuer agrees to issue and sell to the Underwriters, severally and not jointly, and subject to the conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Issuer the number of Initial Securities set forth opposite their names on Schedule A, at a purchase price of $985.00 per share (the “Purchase Price”), plus any additional Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 17 hereof, payable on the Closing Date and on the basis of the representations, warranties and agreements herein contained, and upon the terms herein set forth.

(b)    Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the Underwriters, severally and not jointly, to purchase the Option Securities, at the Purchase Price, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Initial Securities but not payable on the Option Securities (the “Option Purchase Price”). The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Issuer setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)    Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017 (or such other place as may be agreed to by the Issuer and the Representatives) at 9:00 a.m. New York City time, on September 30, 2019, or such other time and date as the Representatives and the Issuer shall mutually agree (the time and date of such closing are called the “Closing Date”).

In addition, in the event that any of all of the Option Securities are purchased by the Underwriters, payment of the Option Purchase Price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Issuer, on each Date of Delivery as specified in the notice from the Representatives to the Issuer.

Payment shall be made to the Issuer by wire transfer of immediately available funds to a bank account designated by the Issuer against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them, with any transfer taxes payable in connection with the sale of the Securities to be paid by the Issuer. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)    Appointment of Qualified Independent Underwriter. The Issuer hereby confirms its engagement of Morgan Stanley & Co. LLC (“Morgan Stanley”) as, and Morgan Stanley hereby confirms its agreement with the Issuer to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 (or any successor rule) adopted by FINRA (“Rule 5121”) with respect to the offering and sale of the Securities. Morgan Stanley, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.”

SECTION 3.    Additional Covenants. The Issuer further covenants and agrees with each Underwriter as follows:

(a)    Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees. The Issuer, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Issuer becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Issuer will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Issuer will make every reasonable effort to prevent the issuance of any stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Issuer shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)    Continued Compliance with Securities Laws. The Issuer will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Issuer, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Issuer will (A) promptly prepare and file with the Commission any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and (B) furnish to the Underwriters electronic copies of such amendment or supplement. The Issuer has given the Representatives notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time; the Issuer will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Date and will furnish the Representatives with electronic copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)    Delivery of Registration Statement. The Issuer has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed electronic copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed electronic copies of all consents and certificates of experts, and will also deliver to the Representatives, upon request, without charge, a conformed electronic copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)    Delivery of Prospectuses. The Issuer has delivered to each Underwriter, without charge, electronic copies of each preliminary prospectus as such Underwriter reasonably requested, and the Issuer hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Issuer will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, electronic copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)    Blue Sky Qualifications. The Issuer shall cooperate with the Representatives and counsel for the Underwriters as the Underwriters may reasonably request from time to time to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions reasonably designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. The Issuer shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would thereby become subject to taxation. The Issuer will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuer shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)    Use of Proceeds. The Issuer will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(g)    Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Issuer will not, without the prior written consent of the Representatives, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Mandatory Convertible Preferred Stock, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (other than securities, Common Stock and shares issued pursuant to employee incentive, retirement, deferred compensation or other benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any shares of Mandatory Convertible Preferred Stock, Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options pursuant to option plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Mandatory Convertible Preferred Stock or Common Stock or such other securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Mandatory Convertible Preferred Stock, Common Stock or other securities, in cash or otherwise, (C) file, confidentially submit or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Mandatory Convertible Preferred Stock, Common Stock or securities convertible, exercisable or exchangeable into Mandatory Convertible Preferred Stock, Common Stock or any other securities of the Issuer (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, on behalf of the Underwriters, and to cause each of the officers and directors of the Issuer set forth on Schedule C hereto to furnish to the Representatives a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The foregoing sentence shall not apply to (i) the Securities to be sold hereunder, (ii) shares of the Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock, (iii) shares of the Common Stock issuable as dividends on the Mandatory Convertible Preferred Stock, (iv) any shares of Common Stock issued by the Issuer upon the exercise of options to purchase shares of Common Stock or upon the vesting of restricted stock awards or performance stock awards which were in existence on the Closing Date, (v) the issuance or grant of shares of Common Stock (including in connection with the settlement of restricted stock unit awards or performance stock awards), restricted stock awards, performance stock awards, options to purchase shares of Common Stock, or any other stock-based awards, in each case, registered or to be registered pursuant to any registration statement on Form S-8 pursuant to employee benefit plans or arrangements, in each case as described in the Pricing Disclosure Package and the Prospectus, (vi) the grant of awards pursuant to employee benefit plans or arrangements, in each case, as described in the Pricing Disclosure Package and the Prospectus, (vii) the issuance of shares of Common Stock in connection with the acquisition by the Issuer or any of its subsidiaries of the securities, business property or other assets of another person or business entity or pursuant to any employee benefit plan assumed by the Issuer in connection with such acquisition, and (viii) the issuance of shares of Common Stock, of restricted stock awards or of options to purchase shares of Common Stock, in each case, in connection with joint ventures, commercial relationships or strategic transactions; provided that, in the case of immediately preceding clauses (vii) and (viii), the aggregate number of restricted stock awards and shares of Common Stock issued in connection with, or issuable pursuant to the exercise of any options issued in connection with, all such acquisitions and other transactions do not exceed 10% of the aggregate number of shares of common stock outstanding immediately following the consummation of the offering of the Securities; provided that each recipient (other than any natural persons or trusts or personal investment vehicles for the benefit of such natural persons) of the shares, options and awards issued or granted pursuant to clauses (vii) and (viii) shall enter into the Lock-Up Agreement.

(h)    Listing. The Issuer will use commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities and a number of Conversion Securities equal to the Maximum Number of Conversion Securities on the Nasdaq Global Select Market for trading on such exchange as promptly as practicable after the date hereof.

(i)    Reserved Securities. Beginning on the Closing Date, the Issuer will reserve and keep available at all times, free of preemptive or similar rights, a number of Conversion Securities equal to at least the Maximum Number of Conversion Securities.

(j)    No Adjustment of the Conversion Rate. During the period from and including the date hereof through and including the earlier of (a) the purchase by the Underwriters of all of the Option Securities and (b) the expiration of the Underwriters’ option to purchase Option Securities, the Issuer will not do or authorize or cause any act or thing that would result in an adjustment of the conversion rate of the Mandatory Convertible Preferred Stock.

(k)    Final Term Sheet; Issuer Free Writing Prospectuses. The Issuer will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule D hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representative(s), and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date hereof. The Issuer agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Issuer represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

The Representatives on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Issuer of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.    Payment of Expenses. The Issuer agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities and the Conversion Securities (including all printing, filing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Issuer’s counsel, independent public or certified public accountants and other advisors to the Issuer, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution (including any form of electronic distribution) of the Registration Statement, the preliminary prospectus, each Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including financial statements and exhibits), and all amendments and supplements thereto, (v) all filing fees, attorneys’ fees and expenses incurred by the Issuer in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities and the Conversion Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing, filing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the preliminary prospectus, the Pricing Disclosure Package or the Prospectus and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith (such fees and disbursements of counsel to the Underwriters not to exceed $5,000)), (vi) the filing fees incident to the review by FINRA of the terms of the sale of the Securities and the Conversion Securities and the reasonable fees and disbursements of counsel to the Underwriters in connection therewith (such fees and disbursements of counsel to the Underwriters not to exceed $15,000), (vii) the fees and expenses incurred in connection with the listing of the Securities or the Conversion Securities on the Nasdaq Global Select Market, (viii) any fees of any transfer agent registrar or depositary for the Securities and the Conversion Securities, and (ix) all other fees, costs and expenses in connection with the performance by the Issuer of its other obligations under this Agreement. Except as provided in this Section 4 and Sections 6, 7 and 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.    Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters hereunder are subject to the accuracy, in all material respects (except for any representation or warranty qualified as to materiality, which shall be true and accurate in all respects) of the representations and warranties of the Issuer contained in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance in all material respects by the Issuer of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)    Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee. The Registration Statement has become effective and, on the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act or proceedings for that purpose instituted or pending; and the Issuer has complied with each request (if any) from the Commission for additional information. The Issuer shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)    Accountants’ Comfort Letters. On the date hereof, the Underwriters shall have received (i) from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, covering the financial information of the Issuer contained in the Registration Statement and the Prospectus; and (ii) from KPMG LLP, the independent registered public accounting firm for CA and its subsidiaries, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering the financial information of CA and its subsidiaries contained in the Registration Statement and the Prospectus.

(c)    Bring-down Comfort Letters. On the Closing Date, the Representatives shall have received from each of PricewaterhouseCoopers LLP and KPMG LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (b) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(d)    No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i)    in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Issuer or any of its subsidiaries or any of their debt securities or preferred stock by any “nationally recognized statistical rating organization” registered under Section 15E of the 1934 Act.

(e)    Opinion of Counsel for the Issuer. On the Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Issuer, in a form reasonably satisfactory to the Representatives.

(f)    Opinion of Counsel for the Underwriters. On the Closing Date. the Underwriters shall have received the opinion, dated as of the Closing Date, of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as may be reasonably requested by the Representatives.

(g)    Officers’ Certificate. As of the Closing Date, the Underwriters shall have received a written certificate executed by Chief Executive Officer or the Chief Financial Officer of the Issuer, dated as of the Closing Date, to the effect set forth in Section 5(d) hereof, and further to the effect that:

(i)    for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)    the representations and warranties of the Issuer set forth in Section 1 hereof are true and correct in all material respects (except for any such representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date;

(iii)    the Issuer has complied in all material respects with all the agreements and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(iv)    no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(h)    Approval of Listing. On the Closing Date, the Securities and the Common Stock issuable upon conversion of the Securities shall have been approved for listing on the Nasdaq Global Select Market.

(i)    No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(j)    Lock-Up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(k)    Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and become effective and the Issuer shall have delivered evidence of such filing to the Representatives in form and substance reasonably satisfactory to the Representatives.

(l)    Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Issuer contained herein and the statements in any certificates furnished by the Issuer and any of its subsidiaries hereunder shall be true and correct in all material respects (except for any representation or warranty qualified as to materiality, which shall be true and correct in all respects) as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)    Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer or the Chief Executive Officer of the Issuer confirming that the certificate delivered on the Closing Date pursuant to Section 5(g) remains true and correct as of such Date of Delivery.

(ii)    Opinion of Counsel for the Issuer. The opinion of Latham & Watkins LLP, counsel for the Issuer, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(iii)    Opinion of Counsel for the Underwriters. The opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(iv)    Bring-down Comfort Letters. A letter from each of PricewaterhouseCoopers LLP and KPMG LLP, each in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(b) hereof, except that the “specified date” in each letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m)    Additional Documents. On the Closing Date and at each Date of Delivery, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Issuer at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 7, 8, 10, 15 and 16 shall at all times be effective and shall survive such termination.

SECTION 6.    Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5 or 9 hereof, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer agrees to reimburse the Underwriters, severally, upon demand for all documented out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.    Indemnification.

(a)    Indemnification of Underwriters. The Issuer agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, claim, damage, liability or expense, as incurred, to which such Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Issuer), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus or the Prospectus of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the reasonable fees and disbursements of one counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement) made in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Issuer may otherwise have.

(b)    Indemnification of Issuer, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Issuer, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, claim, damage, liability, or expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, any preliminary prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 except to the extent that it has been prejudiced by such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 7. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon the advice of counsel that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties; provided further that, in the event the QIU is an indemnified party, if the QIU shall have reasonably concluded upon the advice of counsel that a conflict may arise between the positions of the QIU and the other indemnified parties in conducting the defense of any such action or that there may be legal defenses available to the QIU and/or other indemnified parties which are different from or additional to those available to other indemnified parties, the QIU shall have the right to select one separate counsel separate from the other indemnified parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than (x) one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by the Representatives (in the case of counsel representing the Underwriters or their related persons), representing the indemnified parties who are parties to such action and (y) one separate counsel (together with local counsel (in each jurisdiction)) which shall be selected by the QIU (in the case of counsel representing the QIU) representing the QIU) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)    Settlement. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened action, suit or proceeding, in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)    Indemnification of QIU. In addition to and without limitation of the Issuer’s obligation to indemnify Morgan Stanley as an Underwriter, the Issuer also agrees to indemnify and hold harmless the QIU and its affiliates and each person, if any, who controls the QIU within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, claim, damage, liability and expense whatsoever, as incurred, incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with the offering of the Securities.

SECTION 8.    Contribution. If the indemnification provided for in Section 7 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Issuer, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (after deducting the Underwriters’ discounts but before deducting expenses) received by the Issuer, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Issuer, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above in this Section 8 shall be deemed to include, subject to the limitations set forth in Section 7 hereof, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7 hereof for purposes of indemnification.

The Issuer and the Underwriters agree that Morgan Stanley will not receive any additional benefits hereunder for serving as the QIU in connection with the offering and sale of the Securities.

The Issuer and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s directors, officers and employees shall have the same rights to contribution as such Underwriter, and each director and officer of the Issuer, and each person, if any, who controls the Issuer within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Issuer. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 9.    Termination of Agreement.

(a)    Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Issuer if at any time: (i) (A) trading or quotation in any of the Issuer’s securities shall have been suspended or limited by the Commission or by the Nasdaq Global Select Market, or (B) trading in securities generally on either the Nasdaq Global Select Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of U.S. federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; or (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services.

SECTION 10.    Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, its officers and the Underwriters set forth in or made pursuant to this Agreement (i) will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Issuer or any of their partners, officers or directors or any controlling person, as the case may be and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 11.    Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters:

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Facsimile: 212-230-8730

Attention: ECM Legal

and

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Facsimile: 646-291-1469

Attention: General Counsel

and

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Facsimile: 212-622-8358

Attention: Equity Syndicate Desk

                 Legal Department

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk

                 Legal Department

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile: 212-455-2502

Attention: Risë Norman and Daniel Webb

If to the Issuer:

c/o Broadcom Inc.

1320 Ridder Park Drive

San Jose, California 95131

Facsimile: 408-435-4133

Attention: Tom Krause, Senior Vice President and Chief Financial Officer

with a copy to:

c/o Broadcom Inc.

1320 Ridder Park Drive

San Jose, California 95131

Facsimile: 408-433-6336

Attention: Mark Brazeal, Chief Legal Officer

with a copy to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Facsimile: (650) 463-2600

Attention: Tony Richmond and Greg Rodgers

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 12.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 7 and 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any other purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

SECTION 13.    Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

SECTION 14.    Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15.    Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 16.    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

SECTION 17.    Default of One or More of the Several Underwriters. If one or more of the Underwriters shall fail or refuse on the Closing Date or Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), and the number of Defaulted Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Defaulted Securities with respect to which such default occurs exceeds 10% of the aggregate amount of the Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Issuer for the purchase of such Defaulted Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 7, 8, 10, 15 and 16 hereof shall at all times be effective and shall survive such termination.

In any such case the Underwriters and the Issuer shall have the right to postpone the Closing Date or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents or arrangements.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 17. Any action taken under this Section 17 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 18.    No Advisory or Fiduciary Responsibility. The Issuer acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the several Underwriters, on the other hand, and the Issuer is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Issuer or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Issuer with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuer on other matters) or any other obligation to the Issuer except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer, and the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the several Underwriters, or any of them, with respect to the subject matter hereof. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 19.    Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this provision, (a) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) the term “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) the term “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) the term “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 20.    General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

BROADCOM INC., as Issuer

By:	/s/ Thomas H. Krause, Jr.
	Name:	Thomas H. Krause, Jr.
	Title:	Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BOFA SECURITIES, INC. CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES LLC MORGAN STANLEY & CO. LLC
Acting on behalf of themselves and as the Representatives of the several Underwriters

By:	BofA Securities, Inc.

By:	/s/ Jack MacDonald
Authorized Signatory

By:	Citigroup Global Markets Inc.

By:	/s/ Jon Krahulik
Authorized Signatory

By:	J.P. Morgan Securities LLC

By:	/s/ Sudheer Tegulapalle
Authorized Signatory

By:	Morgan Stanley & Co. LLC

By:	/s/ Joel Carter
Authorized Signatory

SCHEDULE A

Underwriters	Amount of Initial Securities	Amount of Option Securities
BofA Securities, Inc.	473,958	71,094
Citigroup Global Markets Inc.	473,958	71,094
J.P. Morgan Securities LLC	473,958	71,094
Morgan Stanley & Co. LLC	473,958	71,094
Barclays Capital Inc.	126,388	18,958
BMO Capital Markets Corp.	126,388	18,958
BNP Paribas Securities Corp.	126,388	18,958
HSBC Securities (USA) Inc.	126,388	18,958
RBC Capital Markets, LLC	126,388	18,958
Wells Fargo Securities, LLC	126,388	18,958
Academy Securities, Inc.	85,120	12,768
BBVA Securities Inc.	42,560	6,384
Commerz Markets LLC	42,560	6,384
Credit Suisse Securities (USA) LLC	42,560	6,384
Deutsche Bank Securities Inc.	42,560	6,384
MUFG Securities Americas Inc.	42,560	6,384
Mizuho Securities USA LLC	42,560	6,384
PNC Capital Markets LLC	42,560	6,384
Scotia Capital (USA) Inc.	42,560	6,384
SMBC Nikko Securities America, Inc.	42,560	6,384
Standard Chartered Bank	42,560	6,384
SunTrust Robinson Humphrey, Inc.	42,560	6,384
TD Securities (USA) LLC	42,560	6,384

Total	3,250,000	487,500

Schedule A-1

SCHEDULE B

Issuer General Use Free Writing Prospectuses

1.	Pricing Term Sheet, dated September 24, 2019, relating to the Securities, as filed pursuant to Rule 433 under the 1933 Act and attached to this Agreement as Schedule D.

Schedule B-1

SCHEDULE C

PERSONS DELIVERING LOCK-UP AGREEMENTS

Hock E. Tan

Henry Samueli

Thomas Krause

Schedule C-1

SCHEDULE D

FINAL TERM SHEET

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-225648

Broadcom Inc.

Pricing Term Sheet

September 24, 2019

3,250,000 Shares of 8.00% Mandatory Convertible Preferred Stock, Series A

The information in this pricing term sheet supplements Broadcom Inc.’s preliminary prospectus supplement, dated September 24, 2019 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet should be read together with the Preliminary Prospectus Supplement, the accompanying prospectus dated June 14, 2018 and the documents incorporated by reference in those documents.

Terms used, but not defined, in this pricing term sheet have the respective meanings set forth in the Preliminary Prospectus Supplement. As used in this pricing term sheet, “Issuer,” “we,” “our” and “us” refer to Broadcom Inc. and not to its subsidiaries.

Issuer	Broadcom Inc.

Trade Date	September 25, 2019.

Expected Settlement Date	September 30, 2019, which is the fourth trading day after the date of this pricing term sheet. Currently, trades in the secondary market for securities ordinarily settle two trading days after the date of execution, unless the parties to the trade agree otherwise. Accordingly, investors in this offering who wish to sell their Mandatory Convertible Preferred Stock before the second trading day preceding the Expected Settlement Date must specify an alternate settlement arrangement at the time of the trade to prevent a failed settlement. Those investors should consult their advisors.

Title of Securities	8.00% Mandatory Convertible Preferred Stock, Series A, $0.001 par value per share, of the Issuer (the “Mandatory Convertible Preferred Stock”).

Shares of Mandatory Convertible Preferred Stock Offered by the Issuer	3,250,000.

Schedule D

Shares of Additional Mandatory Convertible Preferred Stock that the Underwriters Have the Option to Purchase from the Issuer	Up to an additional 487,500 shares of Mandatory Convertible Preferred Stock, solely to cover over-allotments, if any.

Public Offering Price	$1,000.00 per share of Mandatory Convertible Preferred Stock.

Use of Proceeds	The net proceeds of this offering will be approximately $3.2 billion (or approximately $3.7 billion if the underwriters fully exercise their option to purchase additional shares of Mandatory Convertible Preferred Stock), after deducting estimated expenses and underwriting discounts and commissions. The Issuer intends to use the net proceeds of this offering to repay a portion of the outstanding borrowings under the Existing Credit Agreement, which provides for three term loans, each in the principal amount of $2 billion, with a final maturity of May 2022 (the “A-3 Facility”), May 2024 (the “A-5 Facility”) and May 2026 (the “A-7 Facility,” and, together with the A-3 Facility and the A-5 Facility, the “Existing Term Loan Facilities”), respectively. Borrowings outstanding under the Existing Term Loan Facilities will be repaid on a pro rata basis. See “Use of Proceeds” in the Preliminary Prospectus Supplement.

Liquidation Preference	$1,000.00 per share.

Dividends	8.00% per annum on the Liquidation Preference of the Mandatory Convertible Preferred Stock. Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the first original issue date, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends, and, to the extent that the Issuer is legally permitted to pay dividends and not prohibited under the terms of its indebtedness, its board of directors (which term, as used in this pricing term sheet, includes an authorized committee of the board) declares a dividend with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividend in cash or, subject to certain limitations, in shares of its common stock or by delivery of any combination of cash and shares of its common stock, as determined by the Issuer in its sole discretion, on each Dividend Payment Date (as defined below); provided, however, that any undeclared and unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the Dividend Payment Dates to holders of record of the Mandatory Convertible Preferred Stock on the immediately preceding March 15, June 15, September 15 or December 15, as applicable (each a “Record Date”), whether or not such holders convert their shares, or such shares are automatically converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date. The expected dividend payable on the first and each subsequent dividend payment date is $20.00 per share. Accumulated and unpaid dividends for any past dividend period will not bear interest. See “Description of Mandatory Convertible Preferred Stock—Dividends” in the Preliminary Prospectus Supplement.

If the Issuer elects to make any payment of a declared dividend, or any portion thereof, in shares of its common stock, such shares shall be valued for such purpose at 97% of the Average VWAP (as defined in the Preliminary Prospectus Supplement under “Description of Mandatory Convertible Preferred Stock—Certain Definitions”) per share of the Issuer’s common stock over the five consecutive trading day period beginning on and including the sixth scheduled trading day prior to the applicable Dividend Payment Date (such average, the “Average Price”). In no event will the number of shares of the Issuer’s common stock delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to the total dividend payment divided by the Floor Price (as defined below). To the extent that the amount of the declared dividend exceeds the product of the number of shares of the Issuer’s common stock delivered in connection with such declared dividend and 97% of the Average Price, the Issuer will, if it is legally able to do so, and to the extent permitted under the terms of its indebtedness, pay such excess amount in cash.

Floor Price	$98.81, subject to adjustment, as described in the Preliminary Prospectus Supplement, upon the effectiveness of each adjustment to the Fixed Conversion Rates (as defined below). The Floor Price is approximately 35% of the Initial Price (as defined below).

Dividend Payment Dates	March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2019, to, and including, September 30, 2022.

Dividend Record Dates	The March 15, June 15, September 15 or December 15, as applicable, immediately preceding the applicable Dividend Payment Date.

No Redemption	The Mandatory Convertible Preferred Stock will not be redeemable at the Issuer’s election before the Mandatory Conversion Date (as defined below).

Initial Price	$282.31, which is the last reported sale price per share of the Issuer’s common stock on the Nasdaq Global Select Market on September 24, 2019. The Initial Price is subject to adjustment, as described in the Preliminary Prospectus Supplement, upon the effectiveness of each adjustment to the Fixed Conversion Rates.

Threshold Appreciation Price	$330.00, which represents an appreciation of approximately 16.9% over the Initial Price. The Threshold Appreciation Price is subject to adjustment, as described in the Preliminary Prospectus Supplement, upon the effectiveness of each adjustment to the Fixed Conversion Rates.

Mandatory Conversion Date	The second Business Day immediately following the last Trading Day of the 20 consecutive Trading Day period beginning on, and including, the 21st Scheduled Trading Day immediately preceding September 30, 2022. The Mandatory Conversion Date is expected to be September 30, 2022.

Conversion Rate	Upon conversion on the Mandatory Conversion Date, the conversion rate for each share of the Mandatory Convertible Preferred Stock will be not more than 3.5422 shares of the Issuer’s common stock (the initial “Maximum Conversion Rate”) and not less than 3.0303 shares of the Issuer’s common stock (the initial “Minimum Conversion Rate,” and the Maximum Conversion Rate and the Minimum Conversion Rate, together, the “Fixed Conversion Rates”), depending on the Applicable Market Value of the Issuer’s Common Stock, as described in, and subject to certain anti-dilution adjustments that are described in, the Preliminary Prospectus Supplement. The following table illustrates hypothetical Conversion Rates per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments that are described in the Preliminary Prospectus Supplement.

Applicable Market Value of the Issuer’s common stock	Conversion Rate (number of shares of the Issuer’s common stock to be received upon conversion of each share of the Mandatory Convertible Preferred Stock)
Greater than $330.00 (which is the initial Threshold Appreciation Price)	3.0303 shares (approximately equal to $1,000 divided by the initial Threshold Appreciation Price) (the initial Minimum Conversion Rate)

Equal to or less than $330.00 but greater than or equal to $282.31	Between 3.0303 and 3.5422 shares, determined by dividing $1,000 by the Applicable Market Value of the Issuer’s common stock

Less than $282.31 (which is the initial Initial Price)	3.5422 shares (approximately equal to $1,000 divided by the initial Initial Price) (the initial Maximum Conversion Rate)

Conversion at the Option of the Holder	At any time prior to September 30, 2022, other than during a Fundamental Change Conversion Period (as defined below), holders of the Mandatory Convertible Preferred Stock have the option to elect to convert their shares of the Mandatory Convertible Preferred Stock in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of the Issuer’s common stock at the Minimum Conversion Rate of 3.0303 shares of the Issuer’s common stock per share of the Mandatory Convertible Preferred Stock as described in the Preliminary Prospectus Supplement under “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” The Minimum Conversion Rate is subject to certain anti-dilution adjustments described in the Preliminary Prospectus Supplement.

If, as of any Early Conversion Date for an early conversion, the Issuer has not declared all or any portion of the accumulated dividends for all dividend periods ending on a dividend payment date prior to such Early Conversion Date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of the Issuer’s common stock equal to such amount of undeclared, accumulated and unpaid dividends for such prior dividend periods (such amount, the “Early Conversion Additional Amount”), divided by the greater of (x) the Floor Price and (y) the Average VWAP per share of the Issuer’s common stock over the 20 consecutive trading day period commencing on and including the 21st scheduled trading day immediately preceding the Early Conversion Date (“Early Conversion Average Price”). To the extent that the Early Conversion Additional Amount exceeds the value of the product of the number of additional shares added to the conversion rate and the Early Conversion Average Price, the Issuer will not have any obligation to pay the shortfall in cash or any other consideration.

Conversion at the Option of the Holder Upon a Fundamental Change; Fundamental Change Dividend Make-Whole Amount	If a Fundamental Change occurs on or prior to September 30, 2022, holders of the Mandatory Convertible Preferred Stock will have the option to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into the Issuer’s common stock at the Fundamental Change Conversion Rate during the period (the “Fundamental Change Conversion Period”) beginning on the effective date of such Fundamental Change and ending on, and including, the date that is 20 calendar days after the effective date of such Fundamental Change (or, if earlier, September 30, 2022). The Fundamental Change Conversion Rate will be determined based on the effective date of the Fundamental Change and the price paid or deemed paid per share of the Issuer’s common stock in such Fundamental Change.

Holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will also receive a Fundamental Change Dividend Make-Whole Amount, in cash, in shares of the Issuer’s common stock or any combination thereof, as determined by the Issuer in its sole discretion, equal to the present value (computed using a discount rate of 8.00% per annum) of all remaining dividend payments on their shares of the Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount) from and after such effective date to, but excluding, September 30, 2022. If the Issuer elects to pay all or any portion of the Fundamental Change Dividend Make-Whole Amount in shares of its common stock in lieu of cash, then the number of shares of the Issuer’s common stock that it will deliver will equal (x) the Fundamental Change Dividend Make-Whole Amount (or such portion thereof) divided by (y) the greater of the Floor Price and 97% of the Stock Price for the Fundamental Change.

In addition, to the extent that an Accumulated Dividend Amount exists as of the effective date of the Fundamental Change, holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive such Accumulated Dividend Amount in cash (to the extent the Issuer is legally permitted and not prohibited under the terms of its indebtedness to make such payment in cash) or shares of the Issuer’s common stock or any combination thereof, at the Issuer’s election, upon conversion. If the Issuer elects to pay the Accumulated Dividend Amount in shares of its common stock in lieu of cash, the number of shares of its common stock that the Issuer will deliver will equal (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Stock Price for the Fundamental Change.

To the extent that the sum of the Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount or any portion thereof paid in shares of the Issuer’s common stock exceeds the product of the number of additional shares the Issuer delivers in respect thereof and 97% of the Stock Price, the Issuer will, if it is legally able to do so and not prohibited under the terms of its indebtedness, pay such excess amount in cash. See “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount” in the Preliminary Prospectus Supplement.

Fundamental Change Conversion Rate	The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the Effective Date and the Stock Price of the applicable Fundamental Change.

Each of the Stock Prices set forth in the first row of the table below (i.e., the column headers), and each of the Fundamental Change Conversion Rates in the table below, are subject to adjustment in the manner described in the Preliminary Prospectus Supplement.

The following table sets forth the Fundamental Change Conversion Rate per share of the Mandatory Convertible Preferred Stock for each Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$100.00	$120.00	$140.00	$160.00	$200.00	$240.00	$282.31	$305.00	$330.00	$400.00	$500.00	$600.00	$800.00	$1,000.00
September 30, 2019	2.4033	2.5726	2.6816	2.7506	2.8160	2.8324	2.8306	2.8276	2.8243	2.8205	2.8280	2.8424	2.8713	2.8928
September 30, 2020	2.7729	2.8893	2.9637	3.0079	3.0346	3.0163	2.9815	2.9631	2.9453	2.9125	2.8994	2.9042	2.9228	2.9376
September 30, 2021	3.1536	3.2147	3.2558	3.2805	3.2820	3.2301	3.1494	3.1072	3.0667	2.9944	2.9644	2.9647	2.9756	2.9834
September 30, 2022	3.5422	3.5422	3.5422	3.5422	3.5422	3.5422	3.5422	3.2787	3.0303	3.0303	3.0303	3.0303	3.0303	3.0303

The exact Stock Price and Effective Date may not be set forth in the table, in which case:

•

if the Stock Price is between two Stock Price amounts on the table or the Effective Date is between two Effective Dates on the table, the Fundamental Change Conversion Rate will be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Stock Price amounts and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

•

if the Stock Price is in excess of $1,000.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

•

if the Stock Price is less than $100.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Listing	The Issuer intends to apply to have the Mandatory Convertible Preferred Stock listed on The Nasdaq Global Select Market under the symbol “AVGO.A.” The listing application will be subject to the approval of The Nasdaq Global Select Market.

CUSIP / ISIN	11135F200 / US11135F2002.

Joint Book-Running Managers	BofA Securities, Inc. Citigroup Global Markets Inc. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Book-Running Managers	Barclays Capital Inc. BMO Capital Markets Corp. BNP Paribas Securities Corp. HSBC Securities (USA) Inc.
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Co-Managers	Academy Securities, Inc.
BBVA Securities Inc.
Commerz Markets LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
SMBC Nikko Securities America, Inc.
Standard Chartered Bank
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement referred to above and other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering. You may get these documents free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the applicable offering will arrange to send you the prospectus and the Preliminary Prospectus Supplement upon request to BofA Securities, Inc., Attention: Prospectus Department, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28255, by telephone at (800) 294-1322, or by email at dg.prospectus_requests@baml.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (800) 831-9146; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (866) 803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014, or by telephone at (866) 718-1649.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

September 24, 2019

BOFA SECURITIES, INC.

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

As Representatives of the

  Underwriters named in Schedule A to the Underwriting Agreement

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Shares”) of 8.00% Mandatory Convertible Preferred Stock, par value $0.001 per share (the “Mandatory Convertible Preferred Shares”), of Broadcom Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Shares to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could reasonably be expected to, result in the disposition by any person at any time in the future of)

Exhibit A-1

any shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) (including, without limitation, Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, including without limitation, the Mandatory Convertible Preferred Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed or confidentially submitted a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock or any other securities of the Company or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 45th day after the date of the final prospectus supplement relating to the Offering (such 45-day period, the “Lock-Up Period”).

The foregoing sentence shall not apply to:

(a)    transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or voluntarily made during the Lock-Up Period in connection with subsequent sales of such securities acquired in such open market transactions;

(b)    bona fide gifts, sales or other dispositions of shares of any class of the Company’s share capital, in each case that are made exclusively (1) between and/or among the undersigned or members of the undersigned’s family, (2) between the undersigned and a trust, partnership, limited liability company or other entity (including any investment fund controlled or managed by the undersigned) for the direct or indirect benefit of the undersigned or members of the undersigned’s family, (3) between the undersigned and any third party granted an interest in the undersigned’s will or under the laws of descent, (4) between the undersigned and affiliates of the undersigned, including its partners (if a partnership), members (if a limited liability company), beneficiaries (if a trust), stockholders or other equityholders; provided that in each transfer, donation, disposition or distribution pursuant to this clause (b), it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this lock-up letter agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; and (ii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5, Form 144, Schedule 13D or Schedule 13G (or 13D-A or 13G-A)) during the Lock-Up Period;

(c)    transfers or dispositions of shares of any class of the Company’s share capital or such other securities by operation of law pursuant to a court or regulatory agency order or a qualified domestic relations order or in connection with a divorce settlement or other domestic relations order; provided that no filing under Section 16(a) of the Exchange Act, or public announcement of the transfer or disposition, shall be voluntarily made prior to the

Exhibit A-2

expiration of the Lock-Up Period and any filing under Section 16(a) of the Exchange Act required to be made during the Lock-Up Period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise the nature of the transfer or disposition;

(d)    the establishment of, or entering into, a written plan meeting the requirements of Rule 10b5-1(c) under the Exchange Act (such plans, “Rule 10b5-1 Plans”), provided that no sales of the Company’s securities shall occur under any such Rule 10b5-1 Plan during the Lock-Up Period; provided further, that to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such Rule 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such 10b5-1 Plan during the Lock-Up Period;

(e)    sales of Common Stock pursuant to Rule 10b5-1 Plans existing on the date hereof, so long as the number of shares of Common Stock subject to such Rule 10b5-1 Plan is not increased; provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during the Lock-Up Period, or the undersigned voluntarily effects any public filing or report regarding such sales during the Lock-Up Period, then the undersigned will disclose in such filing or report that such sale was made pursuant to an existing Rule 10b5-1 Plan;

(f)    (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase Common Stock granted by the Company pursuant to any employee benefit plans or arrangements described in or filed as an exhibit to the registration statement with respect to the Offering, where any Common Stock received by the undersigned upon any such exercise will be subject to the terms of this lock-up letter agreement, (2) the transfer or disposition to the Company of shares of Common Stock to cover the exercise price of, or tax withholding obligations upon the vesting, exercise or delivery of, restricted share units, performance share units, stock options and other equity-based compensation granted to the undersigned pursuant to any equity incentive plan existing on the date hereof; provided that no filing under Section 16(a) of the Exchange Act, or public announcement of the transfer or disposition, shall be voluntarily made prior to the expiration of the Lock-Up Period and any filing under Section 16(a) of the Exchange Act required to be made during the Lock-Up Period in connection with any such transfer or disposition shall indicate by footnote disclosure or otherwise the nature of the transfer or disposition; or

(g)    the receipt of shares of Common Stock upon the exercise of stock options, or the vesting of restricted stock units or performance stock units granted pursuant to the Company’s equity incentive plans described in or incorporated by reference in or filed as an exhibit to the registration statement with respect to the Offering or otherwise outstanding on the date hereof; provided that the restrictions in this lock-up letter agreement shall apply to shares of Common Stock or other securities issued upon such exercise or vesting.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this lock-up letter agreement.

Exhibit A-3

It is understood that the undersigned will be released from its obligations under this lock-up letter agreement, (1) if the Company notifies the Underwriters through the Representatives that it does not intend to proceed with the Offering, or (2) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this lock-up letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, any selling shareholders named therein and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this lock-up letter agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature page follows]

Exhibit A-4

Very truly yours,

[NAME OF SHAREHOLDER]

By:
Name:
Title:

Exhibit A-5